UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2013

EveryWare Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35437	45-3414553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 North Pierce Avenue, Lancaster, Ohio 43130

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (740) 681-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 12, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of EveryWare Global, Inc. (the “Company”) approved the EveryWare Short-Term Incentive Plan (the “STIP”), which is designed to motivate and reward senior management for driving key business strategies that meet or exceed the Company’s annual financial goals. Following the recommendation of the Chief Executive Officer, the Committee shall designate those key employees of the Company who are participants in the STIP. Participants must be (1) actively employed by the Company on December 31 of each plan year, (2) hired before September 30 of the plan year and (3) in good standing and not on any disciplinary or active Company performance improvement plan. Payouts under the STIP will be prorated for participants who are hired or promoted to eligible positions or who experience a change in their incentive target percentage during the plan year.

Participants will each have an Individual Target Award, which is expressed as a percentage of his or her base salary, based upon his or her position and scope of responsibilities within the Company. The Committee may, in its discretion, establish a range of performance goals that correspond to, and will entitle participants to receive, various levels of awards based on percentage multiples of the Individual Target Award. Each performance goal range shall include a level of performance designated as the “100% Award Level” at which the Individual Target Award will be earned. Each range will include levels of performance above and below the 100% performance level, ranging from a minimum of 0% to a maximum of 150% of the Individual Target Award. The calculation of awards payable to participants is a straight line calculation based upon the Company’s actual results.

Awards under the STIP are based 80% on Company-wide performance goals (including Adjusted EBITDA (40%), free cash flow (20%) and net sales growth (20%)), and 20% of awards under the STIP are based on discretionary performance goals that will be communicated to participants in the first calendar quarter of the plan year. Adjusted EBITDA means, for each plan year, the Company’s earnings before interest, taxes, depreciation, amortization, sponsor expenses, restructuring costs and inventory write down as reported in the Company’s public financial statements. The Committee shall reasonably adjust Adjusted EBITDA to exclude the impact of dispositions and acquisitions during the plan year. Free cash flow means, for each plan year, the Company’s cash generated from operations less capital expenditures plus direct cash expenses for the merger between EveryWare Global, Inc. and ROI Acquisition Corp. The Committee shall reasonably adjust actual free cash flow to exclude the impact of dispositions and acquisitions during the plan year. Net sales is defined as the revenues as shown in the Company’s audited financial statements for the fiscal year ending on December 31 of each plan year. For purposes of the STIP, any impact related to acquisitions and dispositions will be excluded from the calculation of net sales growth. Each of the three Company-wide financial metrics have payout levels at minimum, target and maximum levels, which result in award payouts of 50%, 100% and 150%, respectively.

After the completion of each plan year, after the Company completes its fiscal year financial audit, the final results of the plan performance measurements will be submitted to the Committee for validation and approval, and each participants award will be calculated against his or her Individual Target Award. Awards will be payable as soon as practicable after the fiscal year financial audit, but no later than March 31.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERYWARE GLOBAL, INC.

Dated: August 28, 2013	By:	/s/ Bernard Peters
Name: Bernard Peters
Title: Executive Vice President and Chief Financial Officer